Exhibit 99.2

Fortitude Mining Holdings, Inc. and Subsidiaries

Fortitude Mining Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
Assets
Cash	$14,561	$9,995
Digital assets	310	3,413
Deposits	-	903
Other receivable	8,251	-
Prepaid expenses and other current assets	866	997
Total current assets	23,988	15,308
Property and equipment, net	28,169	39,646
Investment in equity securities	1,720	-
Deposits, net of current portion	29,543	10,767
Right-of-use assets	2,536	2,812
Deferred tax asset	128	-
Intangible asset, net	3,421	4,259
Total assets	$89,505	$72,792

Liabilities and stockholder’s equity
Liabilities:
Accounts payable and accrued expenses	$12,776	$2,989
Lease liabilities, current portion	346	350
Total current liabilities	13,122	3,339
Deferred tax liability	-	4,172
Credit facility - related party	27,579	-
Lease liabilities, net of current portion	2,208	2,454
Total liabilities	42,909	9,965

Commitments and Contingencies (Note 15)

Stockholder’s equity:
Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,000,000 issued and outstanding as of September 30, 2026 and December 31, 2025	1	1
Additional paid-in capital	59,523	59,507
Retained earnings (accumulated deficit)	(12,928)	3,319
Total stockholder’s equity	46,596	62,827
Total liabilities and stockholder’s equity	$89,505	$72,792

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2026	2025
Revenues:
Mining revenues, net (includes related party amounts of $45,750 and $47,012 respectively)	$57,927	$59,886
Other revenue	24	3
Total revenues	57,951	59,889

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	26,278	46,840
Depreciation and amortization	14,954	24,264
General and administrative expenses	13,446	6,394
Transaction related costs	8,467	-
Loss on disposal of equipment	722	2,177
Impairment of miners	10,278	-
Change in fair value of digital assets, net	2,504	364
Total operating expenses	76,649	80,039

Other (expense) income:
Change in fair value of equity securities	720	-
Rental income - related party	-	42
Interest expense - related party	(511)	-
Total other income	209	42
Loss before income taxes	(18,489)	(20,108)

Income tax benefit	2,242	4,526
Net loss	$(16,247)	$(15,582)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholder’s / Member’s Equity

(Unaudited)

(in thousands, except for share amounts)

					Retained
				Additional	Earnings
	Member’s	Common Stock		Paid-in	(Accumulated
	Equity	Shares	Amount	Capital	Deficit)	Total
Balance, January 1, 2025	$72,829	-	$-	$-	$-	$72,829
Capital contributions from Parent	200	-	-	-	-	200
Stock-based compensation	30	-	-	6	-	36
Net loss	(15,995)	-	-	-	413	(15,582)
Effect of the Reorganization	(57,064)	5,000,000	1	49,826	-	(7,237)
Balance, September 30, 2025	$-	5,000,000	$1	$49,832	$413	$50,246

					Retained
				Additional	Earnings
	Member’s	Common Stock		Paid-in	(Accumulated
	Equity	Shares	Amount	Capital	Deficit)	Total
Balance, January 1, 2026	$-	5,000,000	$1	$59,507	$3,319	$62,827
Stock-based compensation	-	-	-	16	-	16
Net loss	-	-	-	-	(16,247)	(16,247)
Balance, September 30, 2026	$-	5,000,000	$1	$59,523	$(12,928)	$46,596

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(16,247)	$(15,582)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,954	24,264
Loss on disposal of equipment	722	2,177
Impairment of miners	10,278	-
Mining revenues, net	(57,590)	(59,886)
Other revenue	(24)	(3)
Proceeds from the sale of digital assets	48,328	55,922
Digital assets paid for services	585	3,432
Change in fair value of digital assets, net	2,504	364
Change in fair value of equity securities	(720)	-
Non-cash lease expense	26	13
Stock-based compensation	16	36
Deferred income taxes	(4,300)	(3,273)
Non-cash interest expense	485	-
Change in operating assets and liabilities:
Deposits	736	607
Prepaid expenses and other current assets	131	(1,435)
Accounts payable and accrued expenses	9,589	(111)
Net cash provided by operating activities	9,473	6,525

Cash flows from investing activities:
Proceeds from the sale of digital assets	9,447	-
Purchases of property and equipment	(4,524)	(8,488)
Proceeds from disposal of property and equipment	220	230
Deposits on property and equipment	(23,093)	-
Purchase of equity securities	(1,000)	-
Prosser acquisition	(4,851)	-
Net cash used in investing activities	(23,801)	(8,258)

Cash flows from financing activities:
Capital contributions from Parent	-	200
Proceeds from credit facility - related party	18,894	-
Net cash provided by financing activities	18,894	200

Net increase (decrease) in cash	4,566	(1,533)
Cash, beginning of period	9,995	4,496
Cash, end of period	$14,561	$2,963

Supplement disclosure of cash flow information:
Cash paid for interest	$21	$-
Non-cash investing and financing activities:
Capitalizations of deposits to property and equipment	$3,499	$1,449
Deferred tax liability contributed from Parent	$-	$7,237
Right-of-use assets obtained in exchange for lease liabilities	$-	$1,120
Digital asset proceeds from credit facility - related party	$8,398	$-
Hosting deposit applied to Prosser acquisition purchase price	$985	$-
Exchange of property and equipment in Prosser acquisition	$466	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Note 1. Organization and Nature of Operations

Fortitude Mining Holdings, Inc. (together, with its wholly-owned subsidiaries collectively referred to as “Fortitude” or the “Company”) was incorporated in the state of Delaware on August 12, 2025 in connection with an internal corporate reorganization, as further described below. The Company is a wholly-owned subsidiary of Digital Currency Group, Inc. (“DCG” or the “Parent”). The Company operates a digital asset mining business focused on achieving strong returns by mining Zcash, Bitcoin and other digital assets in emerging proof-of-work ecosystems. The Company performs its mining operations at its owned and leased mining sites.

Reorganization

On August 14, 2025, pursuant to a distribution and contribution agreement, DCG implemented an internal corporate reorganization in which DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company in exchange for 5,000,000 shares of common stock of the Company (the “Reorganization”). The Reorganization was considered to be a transaction between entities under common control and the historical operations of Fortitude Mining, LLC prior to the Reorganization are deemed to be those of the Company. Thus, these condensed consolidated financial statements reflect (i) the historical operating results of Fortitude Mining, LLC prior to the Reorganization, including the assets and liabilities of Fortitude Mining, LLC at their historical cost; and (ii) the condensed consolidated results of the Company following the Reorganization. Further, in connection with the Reorganization and the Company’s change in tax status as an entity subject to U.S. federal and state income taxes, certain deferred tax liabilities relating to the historical operations of the Company in the amount of $7,237 were contributed from DCG to the Company. The Reorganization, including these deferred tax liabilities, are presented within the effect of the Reorganization in the Condensed Consolidated Statements of Changes in Stockholder’s / Member’s Equity.

Merger Agreement

On June 23, 2026, the Company and HeartSciences Inc. (“HeartSciences”), a publicly traded company that develops artificial intelligence-enhanced electrocardiography solutions, entered into a definitive merger agreement (the “Merger Agreement”) to combine in an all-stock transaction. The Merger Agreement contemplates that the operating subsidiaries of the Company will become consolidated subsidiaries of HeartSciences in exchange for a number of newly created vote-only non-economic shares of HeartSciences, as well as a number of economic shares of HeartSciences in exchange for a $2,000 contribution of cash or Zcash cryptocurrency. It is expected that DCG will own approximately 94% of the voting interests of the combined company at closing on a fully diluted basis.

The transaction is expected to be accounted for as a reverse acquisition using the acquisition method of accounting, with Fortitude determined to be the accounting acquirer and HeartSciences determined to be the accounting acquiree. The completion of the merger is subject to customary closing conditions, including approval by HeartSciences stockholders and other regulatory and contractual requirements. The merger is expected to close in the fourth quarter of 2026, subject to the satisfaction of the closing conditions.

On August 12, 2026, the Company entered into a subscription agreement with HeartSciences, pursuant to which the Company agreed to purchase 411,522 shares of HeartSciences common stock at $2.43 per share, for an aggregate purchase price of $1,000 in a private placement (the “August 2026 PIPE Investment”). The shares issued in the August 2026 PIPE Investment have not been registered for resale under the Securities Act of 1933, and absent registration will continue to be subject to restriction from any sale or transfer by the Company for a minimum of six months following the execution of the August 2026 PIPE Investment. In the event the Merger Agreement is terminated, HeartSciences shall make commercially reasonable efforts to register the shares for resale. The Company records this investment at fair value within investment in equity securities in the Condensed Consolidated Balance Sheets.

The Company has incurred transaction related costs, consisting primarily of legal and other professional fees which are presented within transaction related costs in the Condensed Consolidated Statements of Operations.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Liquidity and Capital Resources

The Company has historically funded its operational strategy with cash flows from operations including the liquidation of digital assets mined, as well as capital contributions from Parent. The Company historically has required significant investments in property and equipment for use in its mining operations, including the use of proceeds from the DCG Credit Facility (defined below) to fund property and equipment purchases (see Note 10).

As of September 30, 2026, the Company had cash and working capital balances of $14,561 and $10,866, respectively. The Company believes that its existing financial resources, including its anticipated cash flows from operations, will be sufficient to meet its operating and capital requirements for at least 12 months from the date these condensed consolidated financial statements are issued. In the event additional liquidity is required, the Company may not be able to timely secure additional debt or equity financings on favorable terms, if at all, from Parent or third parties, which could limit the Company’s ability to support its operational strategy.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. The unaudited condensed consolidated financial statements reflect all adjustments consisting of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position and results of operations as of and for the interim periods presented. All intercompany transactions and balances have been eliminated in consolidation. These condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s audited consolidated financial statements and accompanying notes for the fiscal years ended December 31, 2025 and 2024.

Use of Estimates

The preparation of the condensed consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company’s significant estimates and assumptions include estimation of useful lives of property and equipment, evaluation of impairment of property and equipment and intangible asset, and deferred income taxes. Actual results could differ from those estimates.

Revenue Recognition

The Company participates in mining pools operated by third parties, as well as pools operated by a related party. As a participant in the mining pools, the Company provides a service to perform hash calculations for the mining pool, which is an output of its ordinary activities.

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the revenue standard is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle: (1) identify the customer contract; (2) identify performance obligations that are distinct; (3) determine the transaction price; (4) allocate the transaction price to the distinct performance obligations; and (5) recognize revenue as the performance obligations are satisfied.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

The Company considers the mining pool operators to be its customers under ASC 606. Contract inception and the Company’s enforceable right to consideration begins when the Company commences providing hash calculation services to the mining pool operators. Refer to Note 3 for further information.

Cost of Revenues

Cost of revenues consists primarily of direct costs related to mining operations, including electricity and other utilities, co-location hosting fees, labor, insurance, and equipment repairs, but excludes depreciation and amortization, which is presented separately.

Digital Assets

Digital assets are earned as noncash consideration for providing hash computation services to mining pools, in accordance with the Company’s revenue recognition policy. The Company uses fair value as its method of accounting for its digital assets that are within the scope of ASC 350-60, Intangibles - Goodwill and Other - Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The fair value for each underlying digital asset is determined by which of the eligible digital asset exchanges is the Company’s principal market and valued using the prices as reported by such digital asset exchanges as of 4 pm ET on the last day of the Company’s reporting period. The Company has deemed the price of its digital assets to be a Level 1 input under the ASC 820, Fair Value Measurement (“ASC 820”), hierarchy as these were based on observable quoted prices in the Company’s principal market for identical assets. Gains and losses from remeasurement of digital assets are recorded within change in fair value of digital assets, net on the Condensed Consolidated Statements of Operations. Realized gains and losses are calculated using the specific identification method and are also recorded within change in fair value of digital assets, net on the Condensed Consolidated Statements of Operations. Proceeds from the sale of digital assets that occur nearly immediately after receipt are included within operating activities on the Condensed Consolidated Statements of Cash Flows. To the extent the Company holds digital assets for more than a few days, proceeds from the sale of digital assets are included within investing activities on the Condensed Consolidated Statements of Cash Flows. The cost of each digital asset is determined using a specific identification method which allocates cost based on a tranche methodology, with each group of digital assets acquired being deemed a tranche.

Other Receivable

Other receivable represents cash amounts due from a digital asset exchange resulting from the sale of digital assets that has not cleared as of the balance sheet date. The Company received the cash in the normal course subsequent to the balance sheet date.

Property and Equipment, Net

Property and equipment, net is stated at cost, less accumulated depreciation. Maintenance and repairs are expensed when incurred. Additions and improvements that extend the economic useful life of the assets are capitalized and depreciated over the remaining useful lives of the assets. Costs incurred during construction are capitalized as construction in progress and reclassified to the appropriate categories and depreciated when the project is completed and the assets are placed in service. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is provided using the straight-line method in amounts considered to be sufficient to amortize the cost of the assets to operations over their estimated useful lives as follows. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. Land is not depreciated.

Useful life (years)
Miners	3
Mining facility equipment	5 - 15
Buildings	39
Furniture and fixtures	5

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Long-Lived Assets, Including Definite-Lived Intangible Asset

The Company’s definite-lived intangible asset consists of strategic contracts which are amortized using the straight-line method over the estimated economic life of the asset.

Long-lived assets, including the definite-lived intangible asset and property and equipment, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets. Factors that the Company considers in deciding when to perform an impairment review include significant changes in the Company’s forecasted projections for the asset or asset group for reasons including, but not limited to, significant changes, or planned changes in the Company’s use of the assets and significant negative industry or economic trends. The impairment test is based on a comparison of the undiscounted cash flows expected to be generated from the use of the asset group to the carrying value of the assets. If impairment is indicated, the asset is written down by the amount by which the carrying value of the asset exceeds the related fair value of the asset with the related impairment charge recognized within the Condensed Consolidated Statements of Operations. No impairments of the definite-lived intangible asset were recognized during the nine months ended September 30, 2026 and 2025. During the nine months ended September 30, 2026, the Company recognized an impairment charge related to property and equipment, while no such impairment charge was recognized during the nine months ended September 30, 2025. See Note 5 for additional information regarding the impairment of property and equipment during the nine months ended September 30, 2026.

Fair Value Measurement

Certain assets and liabilities of the Company are required to be recorded at fair value either on a recurring or non-recurring basis. The Company’s non-financial assets such as property and equipment are recorded at cost. Fair value adjustments are made to these non-financial assets, on a non-recurring basis, in the period an impairment charge is recognized. The Company’s impairment related to miners held in property and equipment during the nine months ended September 30, 2026 utilized Level 3 inputs including manufacturer and secondary market pricing sources, and comparable market transactions, as available.

The Company measures investments in equity securities in which the Company has no significant influence with readily determinable fair values at fair value based on quoted market prices in accordance with ASC 321, Investments-Equity Securities. Changes in fair value are recorded within change in fair value of equity securities in the Condensed Consolidated Statements of Operations.

The carrying amounts reflected in the Condensed Consolidated Balance Sheets for cash, prepaid expenses and other current assets, deposits, and accounts payable and accrued expenses approximate fair value due to their short-term nature.

The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels within the valuation hierarchy are described below:

●	Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

●	Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

The following table presents information about the Company’s assets measured at fair value on a recurring basis as of the Condensed Consolidated Balance Sheet dates:

		Fair Value Measurement Using
	Total	Level 1	Level 2	Level 3
September 30, 2026
Digital assets	$310	$310	$—	$—
Investment in equity securities	1,720	1,720	—	—
	$2,030	$2,030	$—	$—
December 31, 2025
Digital assets	$3,413	$3,413	$—	$—
	$3,413	$3,413	$—	$—

There were no transfers between Levels 1, 2 or 3 during the nine months ended September 30, 2026.

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s CODM is its Chief Executive Officer. The CODM is regularly provided with the consolidated expenses as presented in the Condensed Consolidated Statements of Operations and the Company has determined that the expenses presented in the Condensed Consolidated Statements of Operations represent significant segment expenses. The CODM reviews financial performance and allocates resources at a consolidated level on a recurring basis, such that the Company has one operating and one reportable segment.

The CODM manages the one reportable segment on a consolidated basis using consolidated net loss. The CODM reviews the measure of consolidated net loss to evaluate the Company’s operating results and the effectiveness of business strategies. As the Company discloses a single reportable segment, total revenue is reported in the Condensed Consolidated Statements of Operations, segment assets are reported in the Condensed Consolidated Balance Sheets, and capital expenditures are reported in the Condensed Consolidated Statements of Cash Flows.

Income Taxes

On August 14, 2025, pursuant to the Reorganization, DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company, a corporate entity for tax purposes. Prior to August 2025, the Company operated as a limited liability company that by default is classified as a disregarded entity for tax purposes, and was included in the consolidated federal income tax return, as well as various combined state and local income tax returns, with DCG. For the period from January 1, 2025 through the Reorganization date, the Company elected to include in its separately issued financial statements the allocated amount of current and deferred income tax expense in accordance with ASC 740-10-30-27A. The Company is included in the consolidated federal, state, and local income tax returns of DCG and has a tax-sharing agreement with DCG, pursuant to which tax liabilities and attributes are settled as payable and utilized by DCG.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events on the condensed consolidated financial statements in accordance with ASC 740, Income Taxes. Under this accounting standard, deferred tax assets and liabilities are based on the differences between the book value of assets and liabilities on the condensed consolidated balance sheet and tax bases of assets and liabilities, by applying the enacted statutory tax rates in effect for the years when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is “more-likely-than-not” to be realized. The effective tax rate used for interim purposes is based on the Company’s best estimate of factors impacting the effective tax rate for the annual period. There can be no assurance that the effective tax rate estimated for interim purposes will approximate the determined annual effective tax rate.

Under ASC 740-10-25, guidance on accounting for uncertainty in income tax positions describes how uncertain tax positions should be recognized, measured, presented and disclosed in the condensed consolidated financial statements. The guidance requires the Company to determine whether a tax position is “more-likely-than-not” to be sustained upon examination, including resolution of any related appeals or litigation process, based on the technical merits of the position. For tax positions meeting the “more-likely-than-not-threshold”, the tax benefit recognized in the condensed consolidated financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon settlement with the relevant taxing authorities.

The Company’s policy is to accrue interest and penalties associated with unrecognized tax benefits, if applicable, as a component of the income tax benefit on the Condensed Consolidated Statements of Operations, and the corresponding asset netted within deferred tax liability, on the Condensed Consolidated Balance Sheets.

Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures and in January 2025, the FASB issued ASU 2025-01, Clarifying the Effective Date (“ASU 2025-01”). The amendments require the disclosure of specified information about certain costs and expenses including employee compensation, depreciation, intangible asset amortization, and depletion. As clarified by ASU 2025-01, the standard will be effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact that the adoption of the standard will have on the Company’s disclosures.

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”), which clarifies current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity that meets the definition of a business. The standard becomes effective for annual periods beginning after December 15, 2026, and for interim periods within those fiscal years. Early adoption is permitted. The Company early adopted ASU 2025-03 on April 1, 2026 on a prospective basis. The Company expects that ASU 2025-03 will impact the accounting for the transaction contemplated by the Merger Agreement such that the Company is expected to be the accounting acquirer.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Note 3. Revenue

The Company participates in mining pools operated by a third party, as well as pools operated by a related party. As a participant in the mining pools, the Company provides a service to perform hash calculations for the mining pools, and the Company is entitled to non-cash consideration based on the pool operator’s payout model. The payout methodologies differ depending on the type of operated mining pool. Full-Pay-Per-Share (“FPPS”) and Pay Per Last N Shares (“PPLNS”) pools pay block rewards and transaction fees, less mining pool fees. For FPPS pools, the Company is entitled to non-cash consideration even if a block is not successfully validated by the mining pool operators.

The contracts are terminable at any time by either party with no substantive termination penalty. The Company’s enforceable right to compensation begins when, and lasts for as long as, the Company provides computing power to the mining pool operator. The Company’s performance obligation extends over the contract term given the Company’s continuous provision of hashrate. This period of time corresponds with the period of service for which the mining pool operator determines compensation due to the Company. Given cancellation terms of the contract, and the Company’s customary business practice, the contract effectively provides the Company with the option to renew for successive contract terms of 24 hours. The options to renew are not material rights because they are offered at the standalone selling price of computing power.

FPPS Mining Pools

The Company participates in mining pools that use the FPPS payout method. The Company is entitled to compensation once it begins to perform hash calculations for the pool operator in accordance with the operator’s specifications over a 24-hour period beginning midnight UTC and ending 23:59:59 UTC on a daily basis. The non-cash consideration that the Company is entitled to for providing hash calculations to the pool operator under the FPPS payout method is made up of block rewards and transaction fees less pool operator expenses determined as follows:

●	The non-cash consideration in the form of a block reward is based on the total blocks expected to be generated on the Bitcoin network for the daily 24-hour period beginning midnight UTC and ending 23:59:59 UTC in accordance with the following formula: the daily hash calculations that the Company provided to the pool operator as a percent of the Bitcoin network’s implied hash calculations as determined by the network difficulty, multiplied by the total Bitcoin network block rewards expected to be generated for the same daily period.

●	The non-cash consideration in the form of transaction fees paid by transaction requestors is based on the share of total actual fees paid over the daily 24-hour period beginning midnight UTC and ending 23:59:59 UTC in accordance with the following formula: total actual transaction fees generated on the Bitcoin network during the 24-hour period as a percent of total block rewards the Bitcoin network actually generated during the same 24-hour period, multiplied by the block rewards the Company earned for the same 24-hour period noted above.

●	The block reward and transaction fees earned by the Company is reduced by mining pool fees charged by the operator for operating the pool based on a rate schedule per the mining pool contract. The mining pool fee is only incurred to the extent the Company performs hash calculations and generates revenue in accordance with the pool operator’s payout formula during the same 24-hour period beginning midnight UTC daily.

Since the amount of block rewards earned depends on the amount of hash calculations the Company performs, the amount of transaction fees the Company is entitled to depends on the actual Bitcoin network transaction fees over the same 24-hour period. The operator fees for the same 24-hour period are variable since they are determined based on the total block rewards and transaction fees in accordance with the pool operator’s agreement, and therefore the above non-cash consideration is variable. While the non-cash consideration is variable, the Company has the ability to estimate the variable consideration at contract inception with reasonable certainty without the risk of significant revenue reversal. The Company does not constrain this variable consideration because it is probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved and recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Bitcoin determined using the Company’s principal market for Bitcoin.

PPLNS Mining Pools

The Company also participates in PPLNS pools that pay rewards only when the pool successfully validates a block. For these pools, the Company only earns a reward when the pool successfully mines a block and its reward is the fractional share of the successfully mined block and transaction fees, reduced by pool operator expenses, based on the proportion of hash calculations the Company performed for the mining pool operator to the total hash calculations performed by all mining pool participants in validating the block during the 24-hour period beginning at midnight UTC and ending 23:59:59 UTC daily.

Contract inception and the enforceable right to consideration begins when the Company commences the performance of hash calculations for the mining pool operator. The non-cash consideration is variable as it depends on whether the mining pool successfully validates a block during each 24-hour period. In addition, other inputs such as the amount of hash calculations and the Company’s fractional share of consideration earned by the pool operator also cause variability. The Company does not have the ability to estimate whether a block will be successfully validated with reasonable certainty at contract inception. The Company constrains the variable consideration at contract inception because it is not probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved. Once a block is successfully validated, the constraint is lifted. The Company recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Zcash determined using the Company’s principal market for Zcash.

The following table presents disaggregation of the Company’s mining revenues:

	Nine Months Ended September 30,
	2026	2025
Revenues from contracts with customers:
Mining pool participant – related party
Bitcoin	$16,633	$46,993
Zcash	29,117	-
Other	-	19
Total mining pool participant – related party	45,750	47,012

Mining pool participant – third party
Zcash	11,186	7,694
Other	991	5,180
Total mining pool participant – third party	12,177	12,874
Total mining revenues	$57,927	$59,886

The following table presents information about the Company’s concentration of mining revenues by digital asset:

	Nine Months Ended September 30,
	2026	2025
Zcash	70%	13%
Bitcoin	29%	78%
Other(1)	1%	9%

(1) Includes various other digital assets, none of which individually exceeded 10% of mining revenue for the period.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Note 4. Prosser Acquisition

On July 7, 2026, the Company entered into a purchase agreement with a third party, pursuant to which the Company acquired certain mining related assets including land, a building and other mining facility equipment located in Prosser, Nebraska (the “Prosser Acquisition”). As consideration for the acquired assets, the Company agreed to pay $6,250, of which $985 was paid by application of previously paid deposits, and $466 from the exchange of certain property and equipment, with the remainder being paid in cash during the nine months ended September 30, 2026. The primary purpose of the Prosser Acquisition is to expand the Company’s owned and controlled power.

The transaction was determined to be an asset acquisition pursuant to ASC 805, Business Combinations, as substantially all of the fair value of the assets acquired was concentrated in a group of similar identifiable assets, consisting of land, a building, and mining facility equipment integrated with the acquired property. Therefore, the purchase price, including transaction costs of $52, were allocated to the assets acquired based on their relative fair values as a percentage of the total fair value of the assets acquired, with no goodwill recognized. The fair values of the assets acquired were determined using a cost approach or a market approach as determined appropriate based on the nature of the assets acquired. The total purchase consideration was allocated to the acquired assets as follows:

Amount
Mining facility equipment	$4,078
Building	1,612
Land	612
Total	$6,302

Note 5. Property and Equipment, Net

Property and equipment, net consists of the following:

	September 30, 2026	December 31, 2025(1)
Miners	$106,859	$121,117
Mining facility equipment	11,212	5,397
Leasehold improvements	5,531	3,982
Buildings	3,159	1,547
Furniture and fixtures	348	348
Land	989	377
Total	128,098	132,768
Less: accumulated depreciation	(99,929)	(93,122)
Property and equipment, net	$28,169	$39,646

(1)	Certain reclassifications of prior period amounts have been made to conform to the current presentation, including presenting miners separately from other mining facility equipment based on the nature of the assets. These reclassifications affect note disclosures only and had no impact on previously reported results of operations, financial position or related cash flows.

Depreciation expense was $14,116 and $24,264 for the nine months ended September 30, 2026 and 2025, respectively.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

During the nine months ended September 30, 2026 and 2025, the Company sold or otherwise disposed of miners for proceeds of $220 and $230, respectively, resulting in a net loss on disposal of $722 and $2,177, respectively, which is recorded in loss on disposal of equipment in the Condensed Consolidated Statements of Operations.

On July 25, 2026, the Company experienced a weather-related event affecting mining operations at each of its Aurora, Prosser, and Grand Island, Nebraska sites, which damaged certain miners and mining facility equipment (the “July 2026 Weather Incident”). The aggregate repair costs and equipment losses including the disposal of irreparable equipment was less than $1,500, the impacts of which are included within cost of revenues and loss on disposal of equipment in the Condensed Consolidated Statements of Operations as applicable.

During the nine months ended September 30, 2026 and separate from the July 2026 Weather Incident, the Company identified indicators of impairment of its miners, including sustained declines in digital asset prices, declines in mining hashprice, and significant decreases in secondary market values for miners. As a result, the Company performed a recoverability assessment of its miners in accordance with ASC 360-10. The undiscounted future cash flows associated with certain miner asset groups were less than their carrying amounts, indicating that the asset groups were not recoverable. The Company measured the fair value of the affected asset groups using a market approach based on manufacturer and secondary market pricing sources, and comparable market transactions, as available. During the nine months ended September 30, 2026, the Company recorded an impairment charge of $10,278 related to its Bitcoin and other non-Zcash miners. No impairment charge was recorded during the nine months ended September 30, 2025.

Note 6. Intangible Asset, Net

Intangible asset, net consists of the following as of September 30, 2026:

	Gross Book Value	Accumulated Amortization	Net Book Value	Weighted- Average Remaining Amortization (Years)
Strategic contracts	$4,473	$(1,052)	$3,421	3.0

Intangible asset, net consists of the following as of December 31, 2025:

	Gross Book Value	Accumulated Amortization	Net Book Value	Weighted- Average Remaining Amortization (Years)
Strategic contracts	$4,473	$(214)	$4,259	3.8

During the nine months ended September 30, 2026 and 2025, amortization expense related to the Company’s intangible asset was $838 and $0, respectively. No impairment charges related to the intangible asset were recognized during the nine months ended September 30, 2026 and 2025.

The following table presents the estimated future amortization of the Company’s intangible asset as of September 30, 2026:

Rest of 2026	$280
2027	1,118
2028	1,118
2029	905
Total	$3,421

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Note 7. Deposits

The Company contracts with miner manufacturers to procure equipment necessary for the operation of its mining operations. These agreements typically require a certain percentage of the value of the total order to be paid in advance at specific intervals, usually within several days of execution of a contract and periodically thereafter with final payments due prior to each shipment date. Deposits on miners are included within deposits, net of current portion on the Condensed Consolidated Balance Sheets which totaled $26,764 and $5,420 as of September 30, 2026 and December 31, 2025, respectively.

In addition, the Company contracts with various service providers for hosting of its equipment, operational support in data centers where the Company’s equipment is deployed, and power supply arrangements at the Company’s owned mining sites. These contracts typically require advance payments to service providers in conjunction with the contractual obligations associated with these services. The Company includes these deposits within deposits which totaled $0 and $903, respectively, and deposits, net of current portion which totaled $2,779 and $5,347 on the Condensed Consolidated Balance Sheets as of September 30, 2026 and December 31, 2025, respectively.

Note 8. Digital Assets

The following table presents the digital assets held by the Company:

	September 30, 2026
	Quantity	Cost Basis	Fair Value	Concentration
Zcash	140	$172	$198	64%
Aleo	3,557,748	489	109	35%
Other		5	3	1%
		$666	$310	100%

	December 31, 2025
	Quantity	Cost Basis	Fair Value	Concentration
Zcash	6,273	$3,528	$3,195	94%
Other		397	218	6%
		$3,925	$3,413	100%

Note 9. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	September 30, 2026	December 31, 2025
Accrued professional fees	$5,245	$-
Accounts payable	3,365	1,458
Accrued bonus expense	1,768	1,207
Income tax payable	1,440	-
Accrued hosting and power expenses	653	187
Accrued interest - related party	203	-
Other	102	137
Total	$12,776	$2,989

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Note 10. Credit Facility - Related Party

On June 1, 2026, the Company entered into a credit and security agreement with DCG (the “DCG Credit Agreement”), which provides for a multi-draw term loan facility with an aggregate committed amount of $26,000 (the “Original DCG Credit Facility”). The Original DCG Credit Facility permits borrowings for a period of up to 18 months from June 1, 2026, after which no additional borrowings may be made, and may only be used to fund the acquisition of certain Zcash miners. Draws under the Original DCG Credit Facility bear interest at 11.0% per annum. Interest is payable monthly and may, at the Company’s option, be paid in cash or paid-in-kind (“PIK”), with PIK interest capitalized to the outstanding principal balance and accruing at a rate of 12.0% per annum. The Company is also required to pay a commitment fee of 0.5% per annum on the unused committed portion of the Original DCG Credit Facility. The Original DCG Credit Facility matures on June 1, 2028 and is secured by the miners purchased with proceeds of the Original DCG Credit Facility.

On September 23, 2026, the Company entered into an amendment to the DCG Credit Agreement (the “DCG Credit Agreement Amendment No. 1”), which increased the aggregate commitment amount under the Original DCG Credit Facility from $26,000 to $50,000 (the Original DCG Credit Facility, as amended, the “DCG Credit Facility”). The DCG Credit Agreement Amendment No. 1 provides DCG the option to fund future loans in Zcash as well as cash, with such Zcash loans to be denominated and repayable in U.S. dollars (valued at the time of transfer pursuant to the terms of the DCG Credit Agreement Amendment No. 1). The DCG Credit Agreement Amendment No. 1 also expanded the permitted uses of funds to include certain real property acquisitions and related developments and improvements. Except as amended by the DCG Credit Agreement Amendment No. 1, the terms of the Original DCG Credit Facility remain in effect.

On September 28, 2026, the Company made a draw of $8,398 under the DCG Credit Facility which was funded in Zcash. The Company liquidated such Zcash shortly after the draw in order to fund deposits on miners, however, as of September 30, 2026 the Company did not yet receive cash from the sale and therefore the proceeds receivable of $8,251 are included in other receivable on the Condensed Consolidated Balance Sheet. The Company received the proceeds and made the equipment deposit in October 2026.

As of September 30, 2026, the Company had drawn $27,292 under the DCG Credit Facility (excluding PIK interest accrued) and had $22,708 of remaining loan commitments available. During the nine months ended September 30, 2026, the Company incurred $511 of interest expense under the DCG Credit Facility, of which $26 was accumulated commitment fees. As of September 30, 2026, the outstanding principal balance under the DCG Credit Facility was $27,579 (inclusive of PIK interest accrued) and is included within credit facility - related party in the Condensed Consolidated Balance Sheets. The DCG Credit Agreement was further amended on October 5, 2026 (see Note 16).

Note 11. Income Taxes

For the nine months ended September 30, 2026 and 2025, the Company’s income tax benefit was $2,242 and $4,526, respectively, and its effective tax rate was 12.1% and 22.5%, respectively. These rates differed from the statutory federal income tax rate of 21.0% primarily due to the impact of state and local income taxes, as well as certain nondeductible expenses which the Company incurred during the nine months ended September 30, 2026.

The Company is subject to U.S. federal income tax and state and local income tax in multiple jurisdictions. As of September 30, 2026, the earliest year the Company remains subject to examination by the Internal Revenue Service and state and local tax authorities is for the tax year ended December 31, 2024. The Company is not currently under examination for any open tax periods.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Note 12. Stockholder’s Equity/Member’s Equity

Fortitude Mining, LLC Member’s Equity

Prior to the Reorganization and pursuant to the terms of the Limited Liability Company Agreement, the business and affairs of the Company were managed and operated by the management of the Company, however, as a single member, LLC membership interests were ultimately controlled by DCG.

Fortitude Mining Holdings, Inc. Stockholder’s Equity

On August 12, 2025, in connection with the Reorganization, the Company’s Board of Directors approved the certificate of incorporation. The certificate of incorporation authorizes the issuance of 10,000,000 shares of common stock, par value $0.0001 per share. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. As of September 30, 2026 and December 31, 2025, 5,000,000 shares of common stock were issued and outstanding, all of which are ultimately held by Parent as a result of the Reorganization.

Note 13. Risk and Uncertainties

The Company’s operating activities expose it to various types of risk that are associated with the mining, liquidation, and holding of digital assets. The significant types of risks to which the Company is exposed include, but are not limited to, market risk, industry risk, regulatory risk, liquidity risk, concentration risk, credit risk, counterparty risk, digital asset risk, power supply risk and weather risk. Certain aspects of those risks include, but are not limited to, the risk of loss related to the value of digital assets mined but not yet liquidated, the risk that the type of digital assets that the Company mines will decrease in value, the risk of reliance on mining revenues which are highly concentrated, the risk of physical damage to miners and mining facility equipment, and the risk of reliance on vendors such as mining pool operators, equipment vendors and hosting and power providers. The Company currently depends on a single supplier of Zcash miners, and any disruption to that supplier’s operations could adversely affect the Company’s business.

The digital asset industry is currently largely unregulated, highly speculative, and volatile. The price of digital assets has a limited history. During such history, digital asset prices have been volatile and subject to influence by many factors including the levels of liquidity. If digital asset markets continue to experience significant price fluctuations, the Company may experience substantial losses. Several factors may affect the price of digital assets, including, but not limited to, global supply and demand, and competition from other forms of digital asset or payment services.

Note 14. Related Party Transactions

Foundry Digital, LLC (“Foundry”) is a mining pool operator in which the Company is a mining participant. For the nine months ended September 30, 2026 and 2025, related party mining participant revenue was $45,750 and $47,012, respectively.

On June 1, 2026, the Company entered into a secured credit facility with DCG, which was amended on September 23, 2026 and October 5, 2026. As of September 30, 2026, the outstanding principal balance under the DCG Credit Facility was $27,579 (inclusive of PIK interest accrued) (see Note 10).

The Company has a tax-sharing agreement with DCG whereby any tax liabilities or benefits attributable to the Company will be settled between the Company and DCG when such tax liabilities or benefits are used in the consolidated tax returns of DCG. As of September 30, 2026 and December 31, 2025, the Company recognized $1,440 and $618 within accounts payable and accrued expenses and prepaid expenses and other current assets, respectively, on the Condensed Consolidated Balance Sheets in relation to these tax attributes.

During the nine months ended September 30, 2026 and 2025, capital contributions from DCG were $0 and $200, respectively.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

The Company has a shared services agreement and a managed services agreement with Foundry, under which Foundry agreed to provide certain services to the Company. Both agreements include fixed monthly fees and variable components based on usage of certain services which are due and payable on a monthly basis. The shared services agreement includes automatic one-year renewals unless terminated by either party. As of December 31, 2025, the managed services agreement was terminated. During the nine months ended September 30, 2026 and 2025, the Company incurred costs of $276 and $1,179, respectively, pursuant to these agreements, which are included within cost of revenues and general and administrative expenses on the Condensed Consolidated Statements of Operations based on the nature of the costs.

The Company has a transition services agreement with DCG which was amended under a shared services agreement to extend the term, establish termination rights of the parties, and update the shared services, including legal and corporate support services. The services under these agreements are terminable by either party and shall automatically terminate upon closing of the Merger Agreement and listing of the Company’s securities. These agreements include fixed monthly fees and also require payment for any additional services performed. During the nine months ended September 30, 2026 and 2025, the Company incurred costs of $316 and $276, respectively, pursuant to these agreements, which are included within general and administrative expenses on the Condensed Consolidated Statements of Operations.

The Company leased a portion of its building site to Foundry which is included in rental income - related party on the Condensed Consolidated Statements of Operations. On November 1, 2025, the lease was terminated by both parties.

As of September 30, 2026 and December 31, 2025, amounts due (to) from related party resulting from the aforementioned shared services agreements totaled $(47) and $13, respectively, and are included within accounts payable and accrued expenses and prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets, respectively. These amounts are expected to be settled in the short term and are non-interest bearing.

Note 15. Commitments and Contingencies

Leases

The Company, as lessee, leases building and mining site operational space under various operating lease arrangements. Certain lease arrangements include renewal options, and certain of the Company’s lease agreements require compliance with certain customary covenants throughout the term of the leases.

Operating lease costs totaled $375 and $324 for the nine months ended September 30, 2026 and 2025, respectively, and are included in general and administrative expenses on the Condensed Consolidated Statements of Operations. The weighted-average remaining lease term for operating leases was 7.4 years, and the weighted-average discount rate was 4.9% as of September 30, 2026.

The following table presents the Company’s future minimum operating lease payments as of September 30, 2026:

Rest of 2026	$131
2027	461
2028	458
2029	461
2030	463
Thereafter	1,126
Total minimum lease payments	3,100
Less effects of discounting	(546)
Total lease liabilities	$2,554

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Other Commitments and Contingencies

The Company is subject at times to various claims, lawsuits and governmental proceedings that arise in the ordinary course of business. The Company reviews its legal proceedings on an ongoing basis and provides disclosure and records loss contingencies pursuant to the loss contingencies accounting guidance. The Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in the condensed consolidated financial statements.

On December 12, 2025, Malikie Innovations Ltd. (“Malikie”) and Key Patent Innovations Ltd. (collectively, the “Malikie Plaintiffs”) filed suit against the Company and other parties in the United States District Court for the Western District of Texas, alleging that certain of the Company’s technologies infringe on certain of Malikie Plaintiffs’ patents. On August 17, 2026, the magistrate judge in the United States District Court for the Western District of Texas recommended that the Company’s motion to dismiss for improper venue be granted. The Malikie Plaintiffs may file objections to the magistrate judge’s recommendation in which case a district court judge will decide whether to adopt the recommendation and dismiss the Company from the case or overrule the magistrate judge’s recommendation and deny the Company’s motion to dismiss. On August 28, 2026, Malikie Plaintiffs filed a new lawsuit against the Company in the Western District of New York with similar allegations as the lawsuit in Texas and on August 31, 2026, voluntarily dismissed the lawsuit in Texas. On November 12, 2026, the Company filed a motion to dismiss the lawsuit in New York. The Company cannot reasonably predict the outcome of such ongoing litigation, or the magnitude of such outcome, at this time.

On May 21, 2026, and May 28, 2026, the Company entered into equipment purchase agreements with Bitmain to support its ongoing infrastructure expansion and hashrate growth initiatives. The aggregate contractual commitment under this agreement is $31,491, of which $23,093 has been paid and is included within deposits, net of current portion, as of September 30, 2026. The remaining outstanding balance of $8,398 was settled in October 2026. The Company used proceeds from the DCG Credit Facility to fund a substantial portion of the remaining payments (see Note 10 for further details).

On September 30, 2026, the Company executed a letter of intent with Bitmain (the “Bitmain LOI”) providing the Company with a priority supply allocation for Bitmain’s next-generation Zcash miners, which have not yet been commercially released, by way of an indicative, non-binding commitment to purchase up to $100,000 of such equipment. The purchase commitment is subject to entry into a binding purchase agreement once final specifications and pricing are released, and provides flexibility to scale the purchase up (subject to availability and Bitmain’s consent) or down, following the official announcement of the equipment. The equipment is expected to start shipping in the second quarter of 2027. The Bitmain LOI required the payment of a refundable deposit equal to 20% of the commitment amount, or $20,000, which the Company paid with borrowings from the DCG Credit Facility in October 2026.

Note 16. Subsequent Events

The Company evaluated subsequent events through the date the condensed consolidated financial statements were available to be issued.

On October 5, 2026, the Company entered into a second amendment to the DCG Credit Agreement (the “DCG Credit Agreement Amendment No. 2”) to further increase the aggregate committed amount under the DCG Credit Facility by $20,000, from $50,000 to $70,000. On October 7, 2026, the Company drew $20,000 which was funded in Zcash which was subsequently liquidated in order to fund the Bitmain LOI deposit made in October 2026. The DCG Credit Agreement Amendment No. 2 expanded certain permitted uses of proceeds under the DCG Credit Facility, including the ability to fund deposits and subsequent payments associated with certain purchases of miners. The DCG Credit Agreement Amendment No. 2 also expanded certain collateral provisions under the DCG Credit Facility, granting DCG additional rights with respect to certain equipment acquired or to be acquired with proceeds of the DCG Credit Facility, certain contractual arrangements related to such purchases of miners and certain real property acquired, developed or improved by the Company.